Exhibit 99.1

Black Elk Energy Offshore Operations, LLC Announces Subscription Agreement with Asiasons Capital Limited

Houston, TX – 20 September 2013 – Black Elk Energy Offshore Operations, LLC (“Black Elk Energy” or “Company”), an independent oil and gas company headquartered in Houston, announced that on September 16, 2013, they entered into a subscription agreement with Asiasons Capital Limited (“Asiasons”), an alternative asset and management firm with headquarters in Singapore for the sale of 9,960,159 Class B Units of the Company for an aggregate purchase price of $50,000,000. This agreement was based on a fixed exchange rate of $1.00 US Dollar for S$1.27 Singapore Dollars.

Asiasons will fund their purchase with issuance of 56,697,304 of their new ordinary shares, which are listed on the Official List of the Singapore Exchange (“SGX ST”).

The issuance of the Class B Units is subject to customary closing conditions, including satisfactory completion by Asiasons of financial, legal and operational due diligence of the Company, accuracy of representations and warranties, and listing approval of the ordinary shares on the Singapore Exchange.

On September 18, 2013, Asiasons shares opened on the Singapore Exchange at $1.41 and rallied to $2.08 before closing at $2.05.

Asiasons is highly vigilant of the excellent opportunities arising in the oil and gas industry. This agreement allows Asiasons to participate in the oil and gas sector which will enhance their long term shareholder value.

Black Elk Energy is focused on strategic growth and continuing to evaluate acquisition opportunities. The company recently completed the 7th capital project in a 10 project campaign for 2013 and has outlined a similar capital program for 2014.

“I am very pleased that Asiasons has selected Black Elk Energy as the desired investment company for their entry into the oil and gas industry,” says John Hoffman, President and CEO of Black Elk Energy. “We look forward to this partnership with Asiasons and bringing long-term value to their firm and shareholders.”

About Black Elk Energy Offshore Operations, LLC

Black Elk Energy Offshore Operations, LLC (www.blackelkenergy.com) is an independent oil and gas company headquartered in Houston, Texas. The Company’s seasoned industry executives have extensive exploitation experience and knowledge with a demonstrated track record of increasing reserves and production while lowering costs. Our team of professionals is dedicated to performing to the highest industry standards, operating within regulatory requirements, and maintaining its stance as a good corporate citizen.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC (“Black Elk Energy”) and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Black Elk Energy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Black Elk Energy’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Black Elk Energy’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Black Elk Energy or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk Energy does not assume a duty to update these forward-looking statements.